Exhibit 99.1

NuStar GP Holdings, LLC Reports Fourth Quarter and Full Year 2009

Earnings and Announces Quarterly Distribution

SAN ANTONIO, January 29, 2010 – NuStar GP Holdings, LLC (NYSE: NSH) announced today distributable cash flow available to unitholders for the fourth quarter of 2009 of $18.9 million, or $0.45 per unit, compared to $18.5 million, or $0.44 per unit, for the fourth quarter of 2008. For the year ended December 31, 2009, distributable cash flow available to unitholders was $74.7 million, or $1.76 per unit, compared to $69.2 million, or $1.63 per unit.

Fourth quarter 2009 net income was $17.0 million, or $0.40 per unit, compared to $10.7 million, or $0.25 per unit, for the fourth quarter of 2008. For the year ended December 31, 2009, net income was $68.1 million, or $1.60 per unit, compared to $66.3 million, or $1.56 per unit for the same period in 2008.

NuStar GP Holdings, LLC also announced that its board of directors has declared a distribution of $0.435 per unit for the fourth quarter of 2009, which would equate to $1.74 per unit on an annual basis. This distribution will be paid on February 17, 2010, to holders of record as of February 5, 2010 and represents an increase over the $0.43 distribution for the fourth quarter of 2008. For 2009, NuStar Energy L.P. declared distributions of $1.73 per unit, which were around 9.5 percent higher than distributions of $1.58 per unit related to 2008.

“Our company continues to benefit from its investment in NuStar Energy L.P., which generated higher distributable cash flow in 2009 compared to 2008 and allowed us to increase the distribution to our unitholders by around 9.5 percent. We expect to benefit from the continuing growth of our underlying partnership in 2010 and beyond,” said Curt Anastasio, Chief Executive Officer and President of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, January 29, 2010, to discuss the financial results for the fourth quarter and year ended 2009. Investors interested in listening to the presentation may call 800/622-7620, passcode 49455765. International callers may access the presentation by dialing 706/645-0327, passcode 49455765. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 49455765. A live broadcast of the conference call will also be available on the company’s Web site at www.nustargp.com.

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 16.7 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest asphalt refiners and marketers in the U.S. and the second largest independent liquids terminal operator in the nation with operations in

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the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar GP Holdings, LLC’s 2008 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. All information in this release is as of the date hereof, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s operations.

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$12,793	$11,502	$65,573	$69,622

General and administrative expenses	(1,346)	(472)	(3,502)	(2,831)
Other income (expense), net	5,536	(261)	5,555	(379)
Interest expense, net	(226)	(61)	(363)	(214)

Income before income tax benefit (expense)	16,757	10,708	67,263	66,198
Income tax benefit (expense)	231	(5)	834	98

Net income	$16,988	$10,703	$68,097	$66,296

Basic and diluted net income per unit	$0.40	$0.25	$1.60	$1.56

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$591	$517	$3,924	$4,586
General partner incentive distribution	7,799	6,929	28,712	24,764

General partner’s interest in earnings of NuStar Energy L.P.	8,390	7,446	32,636	29,350
Limited partner interest in earnings of NuStar Energy L.P.	5,124	4,777	35,821	43,156
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,884)	(2,884)

Equity in earnings of NuStar Energy L.P.	$12,793	$11,502	$65,573	$69,622

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,467	$1,318	$5,430	$5,058
Incentive distribution rights (Note 2):	7,799	6,929	28,712	25,294
Limited partner interest-common units	11,005	10,824	43,557	41,827

Total cash distributions from NuStar Energy L.P.	20,271	19,071	77,699	72,179
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(1,346)	(472)	(3,502)	(2,831)
Income tax benefit (expense)	231	(5)	834	98
Interest expense, net	(226)	(61)	(363)	(214)

Distributable cash flow	$18,930	$18,533	$74,668	$69,232

Weighted average number of common units outstanding	42,510,273	42,502,920	42,505,534	42,501,586

Distributable cash flow per unit	$0.45	$0.44	$1.76	$1.63

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.435	$0.43	$1.730	$1.58

Total distribution	$18,494	$18,277	$73,537	$67,153

NuStar GP Holdings, LLC

Consolidated Financial Information

(Unaudited, Thousands of Dollars)

Notes:

1.	NuStar GP Holdings, LLC utilizes distributable cash flow as a financial measure, which is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare general partner performance. In addition, management believes that this measure provides investors an enhanced perspective of the ability to make a minimum quarterly distribution. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to distributable cash flow and net cash provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net Income	$16,988	$10,703	$68,097	$66,296
Less equity in earnings of NuStar Energy L.P.	(12,793)	(11,502)	(65,573)	(69,622)
Plus cash distributions from NuStar Energy L.P.	20,271	19,071	77,699	72,179
Other (income) expense, net	(5,536)	261	(5,555)	379

Distributable cash flow	18,930	18,533	74,668	69,232
Less cash distributions from NuStar Energy L.P.	(20,271)	(19,071)	(77,699)	(72,179)
Plus distributions of equity in earnings of NuStar Energy L.P.	12,793	19,105	65,573	69,449
Net effect of changes in operating accounts	(7,367)	(399)	(2,761)	(485)

Net cash provided by operating activities	$4,085	$18,168	$59,781	$66,017

2.	For the first quarter of 2008, NuStar Energy’s net income allocation to its general and limited partners reflected total cash distributions based on the partnership interests outstanding as of March 31, 2008. NuStar Energy issued approximately 5.1 million common units in April 2008. Actual distribution payments are made within 45 days after the end of each quarter as of a record date that is set after the end of each quarter. Therefore, our portion of the actual distributions made with respect to the year ended December 31, 2008, including the incentive distribution rights, exceeded the net income allocated to us.